Exhibit 10.1

DECLARATION OF TRUST

I, Carolyne Vera Sing, hereby declare that the mineral claims described below and are registered in my name with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia are held by me in trust and for the benefit of Sillenger Exploration Corp.

Mineral Claims:

Tenure Number	Claim Name	Owner	Good To Date	Status	Area
605454	Bulkley 1	208930 100%	2010/JUNE/04	GOOD	212.67
605457	Bulkley 2	208930 100%	2010/JUNE/04	GOOD	359.87
605459	Bulkley 3	208930 100%	2010/JUNE/04	GOOD	376.34

Dated the 4th of June, 2009

"Carolyne Vera Sing"
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Carolyne Vera Sing